EXHIBIT 5

                                        Opinion of Counsel


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   June 27, 1997



         Securities and Exchange Commission
         450 Fifth St., N.W.
         Washington, D.C.  20549

         Re: Opinion of Counsel

         Gentlemen:

                  This letter is furnished as the requisite opinion of counsel described in Form S-1, Part II, Item 16(5) and (23c) in connection with a registration statement on Form S-1 (File No. 333-25269) (the "Registration Statement") filed by First Great-West Life & Annuity Insurance Company (the "Company") for the
         registration of $1,000,000 of securities under the Securities Act of 1933, as amended.

                  I  am   the   Vice    President,   Counsel   and   Associate
   Secretary  of the
         Company. Inso acting, I have madesuch examination of the Registration Statement, applicable law, records and documents as in my judgment
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   are necessary
         or appropriate to enable me to render the opinion expressed below. For purposes of such examination, I have assumed the genuineness of all signatures and the conformity to the original of all copies.

                  My  opinion   herein as  to any  other law  is based  upon a
   limited  inquiry
         thereof which I have deemed appropriate under the circumstances.

                  Based   on  the   foregoing,   I  am of the   opinion   with
   respect  to the
         securities, assuming that the securities will be issued and sold in accordance with the provisions of the registration statement, to which the Registration
         Statement is applicable and with which this opinion accompanies, will be legally issued and represent binding obligations of the Company.

                  I   hereby   consent  to  the   use of my  name   under  the
   caption  "Legal
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         Opinions" in the prospectus  contained in the Registration  Statement and the use
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         of this opinion as an exhibit to the Registration Statement.

                                                           Sincerely,

                                                           /s/ W. Kay Adam

                                                           W. Kay Adam
                                                           Vice     President,
   Counsel
                                                           and       Associate
   Secretary


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